UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

POSTAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

75 Columbia Avenue, Cedarhurst, NY 11516
(Address of principal executive offices and zip code)

(516) 295-7820
(Registrant’s telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2021, Postal Realty Trust, Inc. (the “Company”), as guarantor, Postal Realty LP (the “Operating Partnership”), as borrower, and certain indirect subsidiaries of the Company entered into a credit agreement (the “Credit Agreement”) with Bank of Montreal, as administrative agent, and certain lenders party thereto.

In connection with entering into the Credit Agreement, the Operating Partnership terminated its previous credit agreement, dated as of September 27, 2019, as amended, and paid off the outstanding loans, and terminated the outstanding commitments of the lenders party thereto, thereunder.

The Credit Agreement provides for (i) a $150 million senior unsecured revolving credit facility (the “Revolving Facility”) and (ii) a $50 million senior unsecured term loan facility (the “Term Loan”, together with the Revolving Facility, the “Credit Facilities”). The Credit Agreement also provides that, subject to customary conditions, including obtaining lender commitments and compliance with its financial maintenance covenants under the Credit Agreement, the Operating Partnership may seek to increase the lending commitments under the Credit Agreement by up to $150 million, in the case of the Revolving Facility, and up to $50 million, in the case of the Term Loan.

The Operating Partnership currently expects to use borrowings under the Credit Facilities for general corporate and working capital purposes, which may include repayment of indebtedness, real estate acquisitions and investments and capital expenditures.

The Revolving Facility has a maturity date of January 30, 2026, which may be extended for two six-month periods subject to customary conditions under the Credit Agreement, and the Term Loan has a maturity date of January 29, 2027. The Operating Partnership may elect at any time and from time to time to prepay all or any portion of the loans under the Credit Facilities prior to maturity without premium or penalty, subject to payment of usual and customary breakage costs.

The interest rates applicable to loans under the Credit Facilities are, at the Operating Partnership’s option, equal to:

●	in the case of the Revolving Facility, either a base rate plus a margin ranging from 0.5% to 1.0% per annum or LIBOR plus a margin ranging from 1.5% to 2.0% per annum; and

●	in the case of the Term Loan, either a base rate plus a margin ranging from 0.45% to 0.95% per annum or LIBOR plus a margin ranging from 1.45% to 1.95% per annum,

in each case based on the Company’s consolidated leverage ratio. LIBOR, as defined in the Credit Agreement, cannot be less than 0.0% at any time. In addition, with respect to the Revolving Facility, the Operating Partnership will pay, if the usage is equal to or less than 50%, an unused facility fee of 0.20% per annum, or if the usage is greater than 50%, an unused facility fee of 0.15% per annum, in each case on the average daily unused commitments under the Revolving Facility.

The Credit Facilities are guaranteed, jointly and severally, by the Company and certain indirect subsidiaries of the Company. The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company, the Operating Partnership and certain indirect subsidiaries of the Company to incur indebtedness, grant liens on their assets, make certain types of investments, engage in acquisitions, mergers or consolidations, sell assets, enter into certain transactions with affiliates and pay dividends or make distributions. The Credit Agreement also requires the Company to comply with consolidated financial maintenance covenants to be tested quarterly, including a minimum fixed charge coverage ratio, maximum total leverage ratio, minimum tangible net worth, maximum secured leverage ratio, maximum unsecured leverage ratio, minimum unsecured debt service coverage ratio and maximum secured recourse leverage ratio.

The Credit Agreement also contains customary events of default, including the failure to make timely payments under the Credit Facilities, any event or condition that makes other material indebtedness due prior to its scheduled maturity, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency. The occurrence of an event of default under the Credit Agreement may result in all loans and other obligations becoming immediately due and payable and the Credit Facilities being terminated and allow the lenders to exercise all rights and remedies available to them.

Several of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries for which they have received, and may in the future receive, customary fees and expenses.

The foregoing description of the Credit Facilities is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 10, 2021, the Company issued a press release announcing its financial results for the quarter ended June 30, 2021. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Credit Agreement, dated August 9, 2021, by and among Postal Realty LP, Postal Realty Trust, Inc., the certain subsidiaries from time to time party thereto as guarantors, and Bank of Montreal, as administrative agent, and the several banks and financial institutions party thereto as lenders.
99.1	Press Release of Postal Realty Trust, Inc., dated August 10, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2021

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
Name: Jeremy Garber
Title: President, Treasurer and Secretary

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